AMENDMENT dated as of October 18, 2004, to the AGREEMENT,
          dated as of October 7, 2004 (the "Agreement"), by and among, Elite Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Atul Mehta, Ph.D. ("Mehta"), Mehta Partners, LP, Asha Mehta, Amar Mehta, Atul Mehta c/f Anand Mehta (collectively, the "Mehta Holders" and together with the Company, the "Parties").
          ------------------------------------------------------------

            The parties to the Agreement desire to amend, the provision of Agreement relating to the closing of the Agreement.

            Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed to them in the Agreement.

                                    AMENDMENT

      1. The undersigned, being all of the parties hereto and to the Agreement, hereby agree to amend the Agreement as follows:

            (a) The "Proposed Closing Date" as defined in Section 1(b) of the Agreement shall be changed from October 18, 2004 to 10:30 A.M. on October 20, 2004; provided that all wire confirmations shall be provided to Mehta by October 19, 2004 at 4:00 P.M.

            (b) Section 4(a) of the Agreement shall be deleted in its entirety and replaced as follows:

                  "If the Closing does not occur on or before the Proposed
            Closing Date or if less than all Mehta Stock is purchased on or before 10:30 A.M. on the Proposed Closing Date, the Company shall pay Mehta $22,500 (i) by wire transfer of immediately available funds to the Mehta Account and/or (ii) deliver of a certified check, on or before 10:30 A.M. on the next succeeding trading day after the Proposed Closing Date."

            (c) The provisions of Section 4(b) of the Agreement shall continue as originally stated therein except that such provisions shall not be effective until the day after the Proposed Closing Date.

      2. On and after the effectiveness of this Amendment, each reference in the Agreement to "this Agreement," "hereunder," "herein," or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment.

      3. Except as set forth above, the provisions of the Agreement shall remain in full force and effect as originally stated therein.

      4. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      In Witness Whereof, the undersigned have executed this Agreement as of the date written above.


                                        ELITE PHARMACEUTICALS, INC.

                                        By: /s/ BERNARD BERK
                                            ------------------------------------
                                            Name:  Bernard Berk
                                            Title: President and
                                                   Chief Executive Officer


                                        /s/ ATUL M. MEHTA
                                        ----------------------------------------
                                        ATUL MEHTA


                                        /s/ ASHA MEHTA
                                        ----------------------------------------
                                        ASHA MEHTA


                                        /s/ ATUL MEHTA c/f Anand Mehta
                                        ----------------------------------------
                                        ANAND MEHTA


                                        /s/ AMAR MEHTA
                                        ----------------------------------------
                                        AMAR MEHTA


                                        MEHTA PARTNERS LP

                                        By: /s/ ATUL M. MEHTA
                                            ------------------------------------
                                            Name:  Atul M. Mehta
                                            Title: General Partner